Exhibit 1A-11.i

Exhibit 11(i) – Consent to use Legal Opinion

TUSCAN GARDENS SENIOR LIVING COMMUNITIES, INC.

CONSENT BY PINO NICHOLSON PLLC TO USE LEGAL OPINION

To whom it may concern:

We consent to the inclusion of our legal opinion dated October 1, 2019, with respect to the legal authority and right of Tuscan Gardens Senior Living Communities, Inc. as of October 1, 2019 to issue Preferred Shares in this Regulation A Offering Circular on Form 1-A. We also consent to the reference to our firm under caption “Experts”.

Sincerely,

/s/Larry Pino, Esq., for the firm

PINO NICHOLSON PLLC

Orlando, Florida October 1, 2019

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